                                                                    EXHIBIT 21.0

                                  SUBSIDIARIES


       NAME OF SUBSIDIARY        JURISDICTION OF INCORPORATION      NAME(S) OF BUSINESS CONDUCT
       ------------------        -----------------------------      ---------------------------

       ZeroPlus.Com, Inc.        Delaware Corporation               ZeroPlus.Com






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